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PAGE 1
Deferred Annuity Contract

This is a deferred annuity contract. It is a legal contract between you, as the owner, and us, American Enterprise Life
Insurance Company, a Stock Company, Indianapolis, Indiana. PLEASE READ YOUR CONTRACT CAREFULLY.

If the annuitant is living on the Retirement Date, we will begin to pay you monthly annuity payments. Any payments made by us are subject to the terms of this contract. The owner and beneficiary are as named in the application unless they are changed as provided for in this contract.

We issue this contract in consideration of your application and the payment of the purchase payments.

Signed for and issued by American Enterprise Life Insurance Company in Indianapolis, Indiana, as of the contract date.

ACCUMULATION VALUES, WHEN BASED ON THE INVESTMENT RESULTS OF THE
SEPARATE ACCOUNTS, ARE VARIABLE AND NOT GUARANTEED AS TO FIXED
DOLLAR AMOUNT.  SEE PAGE 11 FOR VARIABLE PROVISIONS.

RIGHT TO CANCEL. you may cancel this contract by delivering or mailing a written notice or sending a telegram to us or our agent before midnight of the 10th day after you receive the contract. If you give us notice and return the contract by mail, the notice and returned contract must be postmarked, properly addressed and postage prepaid. Our address is American Enterprise Life Insurance Company, P.O. Box 534, Minneapolis, MN 55440. Within 10 days of receiving your notice and this contract, we will return an amount equal to the sum of: (1) the contract value; and (2) any premium tax charges paid. This contract will then be considered void from its start.

Secretary

William A Stoltzmann

President

Douglas Forsberg

o     Flexible Purchase Payments
o     Optional Fixed Dollar or Variable Accumulation Values and
      Annuity Payments
o     Annuity Payments to Begin on the Retirement Date
o     This Contract is Nonparticipating - Dividends Are Not Payable

37220



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PAGE 2
                          GUIDE TO CONTRACT PROVISIONS

Definitions                    Important words and meanings.Page 2

General Provisions             Entire contract; Annuity tax
                               qualification; Contract
                               modification; Incontestability;
                               Benefits based on incorrect data;
                               State laws; Reports to owner;
                               Evidence of survival; Protection
                               of proceeds; Payments by us;
                               Voting rights................Page 4

Ownership and Beneficiary      Owner rights; Change of ownership;
                               Beneficiary; Change of beneficiary;
                               Assignment...................Page 5

Payments to Beneficiary        Describes options and amounts
                               payable upon death...........Page 6

Purchase Payments              Purchase payments amounts; Payment
                               limits; Allocations of purchase
                               payments.....................Page 8

Contract Value                 Describes the fixed and variable
                               account contract values; Interest to
                               be credited; Contract administrative
                               charge; Premium taxes; Transfers of
                               contract values..............Page 9

Fixed and Variable Accounts    Describes the fixed account;
                               Describes the variable subaccounts,
                               accumulation units and values; Net
                               investment factor; Mortality and
                               expense risk charge; Variable
                               account administrative charge;
                               Annuity unit value...........Page 11

Withdrawal Provisions          Contract withdrawal for its
                               withdrawal value; Rules for
                               withdrawal;..................Page 13

Annuity Provisions             When annuity payments begin;
                               Different ways to receive annuity
                               payments; Determination of payment
                               amounts......................Page 16

Tables of Annuity Rates        Tables showing the amount of the
                               first variable annuity payment and
                               the guaranteed fixed annuity
                               payments for the various payment
                               plans........................Page 18





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PAGE 3
                                  CONTRACT DATA

Upon issuance of this contract your initial purchase payment has been applied to the fixed and variable accounts as shown below. You may make additional payments and change the purchase payment allocation as provided in this contract. Refer to the purchase payments provision on Page 8.

                                                Purchase Payment
Variable Subaccounts/Funds                   Allocation Percentage
---------------------------                  ---------------------
IDSL Managed                                           10%
IDSL Capital Resource                                  10%
IDSL Special Income                                    10%
IDSL Moneyshare                                        10%
IDSL Aggressive Growth                                 10%
Putnam VT Diversified Income                           10%
Putnam VT Growth/Income                                10%
Putnam VT Voyager                                      10%
Putnam VT Global Growth                                 0%
Putnam VT New Opportunities                            10%
Fixed Account                                          10%

Withdrawal Charge: If you withdraw all or a portion of this contract, a withdrawal charge may apply. A withdrawal charge applies if all or part of the contract value withdrawn is from payments received during the six contract years before withdrawal.

Contract Years
From Payment Receipt              Withdrawal Charge
--------------------              -----------------
        1                         7% of purchase payment withdrawn
        2                         6% of purchase payment withdrawn
        3                         5% of purchase payment withdrawn
        4                         4% of purchase payment withdrawn
        5                         3% of purchase payment withdrawn
        6                         2% of purchase payment withdrawn
Thereafter                        0% of purchase payment withdrawn

After the first contract year you may withdraw up to 10 percent of your prior contract anniversary contract value each contract year without incurring a withdrawal charge. Refer to the withdrawal charge provision on Page 13 for additional withdrawal charge information.

Contract Administrative Charge:  See Page 10.

The Maximum Total Contract Purchase Payments (cumulative total all contract years) is $1,000,000. We reserve the right to increase this maximum.

The Guaranteed Minimum Effective Interest Rate to be credited to the fixed account is 3%.

                                  CONTRACT DATA

Contract Number:            9920-SAMPLE         Contract Date:     March 5, 1997
Initial Purchase Payment:   $10,000.00          Retirement Date:   March 5, 2047
Annuitant:                  Mary C. Customer    Contract Type:     Non-qualified
Contract Owner:             Mary C. Customer



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PAGE 4
                                   DEFINITIONS

The following words are used often in this contract. When we use these words, this is what we mean:

Accumulation Unit
An accumulation unit is an accounting unit of measure. It is used to calculate the contract value prior to settlement.

Annuitant
The person or persons on whose life monthly annuity payments depend.

Annuitization
The application of the contract value of this contract to provide annuity payments.

Annuity Unit
An annuity unit is an accounting unit of measure. It is used to calculate the value of annuity payments from the variable account on and after the retirement date.

Code
The Internal Revenue Code of 1986, as amended.

Contract Anniversary
The same day and month as the contract date each year that the contract remains in force.

Contract Date
It is the date from which contract anniversaries, contract years, and contract months are determined. Your contract date is shown under Contract Data.

Contract Value
The sum of the:(1) Fixed Account Contract Value; and (2) Variable Account Contract Value.

Fixed Account
The fixed account is made up of all our assets other than those in any separate account.

Fixed Annuity
A fixed annuity is an annuity with payments which are guaranteed by us as to dollar amount during the annuity payment period.

IRA Contract
A contract used in or under a retirement plan or program that is intended to qualify as an Individual Retirement Annuity under Section 408(b) of the Code.

IRA Required Minimum Distributions
Code Section 408(b)(3) requires IRA required minimum distributions to be distributed from an IRA, beginning not later than the April 1 following the calendar year you reach age 70 1/2.




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PAGE 5
                             DEFINITIONS (continued)

Non-qualified Contract
A contract used primarily for retirement purposes that is not intended to qualify as an IRA contract.

Retirement Date
The date shown under Contract Data on which annuity payments are to begin. This date may be changed as provided in this contract. You will be notified prior to the retirement date in order to select an appropriate annuity payment plan.

Systematic Investment Plan
A payment method you set up with your bank to automatically make monthly payments to your annuity from your bank account.

Valuation Date
A valuation date is each day the New York Stock Exchange is open for trading.

Valuation Period
A valuation period is the interval of time commencing at the close of business on each valuation date and ending at the close of business on the next valuation date.

Variable Account
The variable account is a separate investment account of ours. It consists of several subaccounts. Each subaccount is named under Contract Data.

Variable Annuity
A variable annuity is an annuity with payments which are not predetermined or guaranteed as to dollar amount and vary in amount with the investment experience of one or more of the variable subaccounts.

We, Us, Our
American Centurion Life Assurance Company

Written Request
A request in writing signed by you and delivered to us at our administrative office.

You, Your
The owner of this contract. The owner of a nonqualified contract may be someone other than the annuitant. The owner is shown in the application unless the owner has been changed as provided in this contract.



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PAGE 6
                               GENERAL PROVISIONS

Entire Contract
This contract form, any endorsements and the copy of the application attached to it are the entire contract between you and us.

No one except one of our corporate officers (President, Vice President, Secretary or Assistant Secretary) can change or waive any of our rights or requirements under this contract. That person must do so in writing. None of our representatives or other persons has the authority to change or waive any of our rights or requirements under this contract.

Annuity Tax Qualification
This contract is intended to qualify as an annuity contract under Section 72 of the Code for Federal income tax purposes. To that end, the provisions of this contract are to be interpreted to ensure or maintain such tax-qualification, notwithstanding any other provisions to the contrary.

Contract Modification
We reserve the right to modify this contract to the extent necessary to:

1. qualify this contract as an annuity contract under Section 72 of the Code and all related laws and regulations which are in effect during the term of this contract; and

2. if this contract is purchased as an IRA contract, to qualify this contract as such an IRA contract under Section 408(b) of the Code and all related laws and regulations which are in effect during the term of this contract.

We will obtain the approval of any regulatory authority for the modifications.

Incontestable
This contract is incontestable from its date of issue.

Benefits Based on Incorrect Data
Payments under the contract will be based on the annuitant's birthdate and sex. If the annuitant's birthdate or sex has been misstated, payments under this contract will be adjusted. They will be based on what would have been provided at the correct birthdate and sex. Any underpayments made by us will be made up immediately. Any overpayments made by us will be subtracted from the future payments.

State Laws
This contract is governed by the law of the state in which it is delivered. The values and benefits of this contract are at least equal to those required by such state. Any paid up annuity, cash withdrawal or death benefits available under the contract are not less than the minimum benefits required by any statute of the state in which the contract is delivered.



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PAGE 7
                         General Provisions (continued)

Reports to Owner
At least once a year we will send you a statement showing the contract value and the cash withdrawal value of this contract. This statement will be based on any laws or regulations that apply to contracts of this type.

Evidence of Survival
Where any payments under this contract depend on the recipient or annuitant being alive on a given date, proof that such condition has been met may be required by us. Such proof may be required prior to making the payments.

Protection of Proceeds
Payments under this contract are not assignable by any beneficiary prior to the time they are due. To the extent allowed by law, payments are not subject to the claims of creditors or to legal process.

Payments By Us
All sums payable by us are payable at our administrative office. Any payment of a variable annuity or withdrawal based on the variable contract value shall be payable only from the variable account.

Voting Rights
So long as federal law requires, we will give certain voting rights to contract owners. As contract owner, if you have voting rights we will send a notice to you telling you the time and place of a shareholder meeting. The notice will also explain matters to be voted upon and how many votes you get.




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PAGE 8
                            OWNERSHIP AND BENEFICIARY

Owner Rights
As long as the annuitant is living and unless otherwise provided in this contract, you may exercise all rights and privileges provided in this contract or allowed by us.

If this is an IRA contract, during the life of the annuitant you will have the sole and absolute power to receive and enjoy all rights under the contract. Your entire interest is non- forfeitable.

Change of Ownership
If this is an IRA contract, your right to change the ownership is restricted. This contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than as may be required or permitted under
Section 408 of the Code, or under any other applicable section of the Code. Your interest in this contract may be transferred to your former spouse, if any, under a divorce decree or a written instrument incident to such divorce.

If this is a nonqualified contract, you may change the ownership.

Any change of ownership as provided above must be made by written request on a form approved by us. The change must be made while the annuitant is living. Once the change is recorded by us, it will take effect as of the date of your request, subject to any action taken or payment made by us before the recording.

Beneficiary
Beneficiaries are those you have named in the application or later changed as provided below, to receive benefits of this contract if you or the annuitant die while this contract is in force.

Only those beneficiaries who are living when death benefits become payable may share in the benefits, if any. If no beneficiary is then living, we will pay the benefits to you, if living, otherwise to your estate.

Change of Beneficiary
You may change the beneficiary anytime while the annuitant is living by satisfactory written request to us. Once the change is recorded by us, it will take effect as of the date of your payment made by us before the recording.

Assignment
If this is an IRA contract, you may not assign this contract as collateral.




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PAGE 9
                      Ownership and Beneficiary (continued)

If this is a non-qualified contract, you can assign this contract or any interest in it while the annuitant is living. Your interest and the interest of any beneficiary is subject to the interest of the assignee. An assignment is not a change of ownership and an assignee is not an owner as these terms are used in this contract. Any amounts payable to the assignee will be paid in a single sum.

A copy of any assignment must be submitted to us at our administrative office. Any assignment is subject to any action taken or payment made by us before the assignment was recorded at our administrative office. We are not responsible for the validity of any assignment.



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PAGE 10
                             PAYMENTS TO BENEFICIARY

Death Benefits Before Annuitization
If you or the annuitant die before annuitization while this contract is in force, and both you and the annuitant were age 75 or younger on the contract date, and all withdrawals you have made from this contract have been without withdrawal charge, we will pay to the beneficiary the greater of:

1.    the contract value; or

2.    total purchase payments paid less any amounts withdrawn; or

3. on or after the fifth contract anniversary, the death benefit as of the most recent fifth contract anniversary; adjusted by adding any purchase payments since that most recent fifth contract anniversary and by subtracting any amounts withdrawn since that most recent fifth contract anniversary.

If either you or the beneficiary were age 76 or older on the contract date, and you have made withdrawals from this contract with withdrawal charge, we will pay the beneficiary the contract value.

Any amounts payable or applied by us as described in the sections below will be based on the contract value as of the valuation date on or next following the date on which due proof of death is received at our administrative office.

Payment of Nonqualified Contract
Death Benefit Before Annuitization
The above death benefit will be payable in a lump sum upon the receipt of due proof of death of you or the annuitant, whichever occurs first. The beneficiary may elect to receive payment anytime within five years after the date of death. The above death benefit will also be made upon the first to die if ownership is in a joint tenancy except where spouses are joint owners with right of survivorship and the surviving spousal joint owner elects to continue this contract.

In lieu of a lump sum, payments may be made under an Annuity Payment Plan, provided:

1. the beneficiary elects the plan within 60 days after we receive due proof of death; and

2. The plan provides payments over a period which does not exceed the life or life expectancy of the beneficiary; and

3. Payments must begin no later than one year after the date of death.

For Annuity Payment Plans, the reference to "annuitant" in the Annuity Provisions shall apply to the beneficiary.




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PAGE 11
                       Payments to Beneficiary (continued)

Payment of IRA Contract
Death Benefit Before Annuitization
The above death benefit will be payable in a lump sum upon the receipt of due proof of your death. Payment options other than lump sum may be available to you beneficiary depending on whether or not you had reached the IRA required minimum distribution beginning date (the April 1 of the calendar year following the year in which you would have attained age 70 1/2) before your death.

If you reached the IRA required beginning date before your death, your beneficiary must continue using the same method, or faster, than that you were using for your required minimum distributions, to receive the death benefit. If you had not reached the IRA required beginning date before your death, your beneficiary may take one or more distributions so that the entire death benefit is received within five years of your death, or in lieu of taking payments within five years, payments may be made under an Annuity Payment Plan, provided:

1. the beneficiary elects the plan within 60 days after we receive due proof of death; and

2. the plan provides payments over a period which does not exceed the life or life expectancy of the beneficiary; and

3. payments must begin no later than one year after the date of death in the case of a non-spouse beneficiary, or by December
    31 of the year in which you would have turned age 70 1/2 in the case of a spouse beneficiary.

Payment amounts and durations must comply with Section 401(a)(9) of the Code and regulations thereunder.

For Annuity Payment Plans, the reference to "annuitant" in the Annuity Provisions shall apply to the beneficiary.




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PAGE 12
Spouse's Option to Continue Contract
For non-qualified contracts: If you die prior to the annuitization and your spouse is the sole beneficiary or co-owner of the contract, your spouse may keep the contract in force as owner and may make additional purchase payments to the contract.

For IRA contracts: If you die prior to your required beginning date and your spouse is the sole beneficiary, your spouse may keep the contract in force as his or her own IRA. As owner, your spouse may make additional IRA payments to the contract. As owner, your spouse's life will determine the IRA required beginning date and minimum distribution amounts. If you die after your required beginning date, spousal continuation of this contract is not available.

Death After Annuitization
If you or the annuitant die after annuitization, the amount payable to the beneficiary, if any, will be as provided in the Annuity Payment Plan then in effect.



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PAGE 13
                                PURCHASE PAYMENTS

Purchase Payments
Purchase payments are the payments you make for this contract and the benefits it provides. Purchase payments must be paid or mailed to us at our home office or to an authorized agent. If requested, we'll give you a receipt for your purchase payments. Upon payment to us, purchase payments become our property.

Net purchase payments are that part of your purchase payments applied to the contract value. A net purchase payment is equal to the purchase payment less any applicable premium tax charge.

Initial Purchase Payment
The minimum initial purchase payment you must pay when applying for this contract is $2,000. However, if you are concurrently establishing a systematic investment plan to make payments of at least $50 per month to your contract, we will waive the minimum initial purchase payment requirement.

Additional Purchase Payments
Additional purchase payments may be made until the earlier of:

1.    the date this contract terminates by withdrawal or otherwise;
      or

2.    the date on which annuity payments begin.

Additional purchase payments are subject to the "Payment Limits Provision" below.

Payment Limits Provision
Maximum Purchase Payments - The maximum total contract purchase payments may not exceed the amounts shown under Contract Data. We reserve the right to increase the maximums.

Additional Purchase Payments - You may make additional purchase payments of at least $50.

In addition, if this is an IRA contract, except as otherwise provided in this paragraph, the total purchase payments for any taxable year may not exceed $2,000 or as otherwise provided in the Code and all related laws and regulations which are in effect during the term of this contract. In the case of a rollover contribution described in Sections 402(c), 403(a)(4), 403(b)(8), or, 408(d)(3) of the Code, there is no limit on the amount of your purchase payment.

All purchase payments must be made in cash. If you die before the entire interest in this contract has been distributed to you, and your beneficiary is other than your surviving spouse, no additional purchase payments will be accepted from your beneficiary under this contract.




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PAGE 14
                          Purchase Payments (continued)

Cancellation
We reserve the right to cancel this contract if all the following conditions exist at the same time:

1.  your initial payment was less than $2,000; and

2. you established a systematic investment plan to make payments to this contract; and

3. you stopped making systematic investment plan payments for six consecutive months; and

4.  your contract value is less than $2,000.

In this event, we will give you 30 days written notice of our intent to cancel this contract. Upon such cancellation, we will pay you the contract value in one lump sum. The contract will then terminate.

Allocation of Purchase Payments
You instruct us on how you want your purchase payments allocated among the fixed account and variable subaccounts. Your choice for each variable subaccount may be made in any whole percent from 0% to 100%. No allocation may be made that would result in a fixed account or variable subaccount value of less than $5. Your allocation instructions as of the Contract Date are shown under Contract Data.

By written request, or by another method agreed to by us, you may change your choice of accounts or percentages. The first net purchase payment will be allocated as of the end of the valuation period during which we make an affirmative decision to issue this contract. Subsequent purchase payments will be allocated as of the end of the valuation period during which we receive the payment at our administrative office.



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PAGE 15
                                 Contract Value

Contract Value
The contract value at any time is the sum of:

      1. the Fixed Account Contract Value; and

      2. the Variable Account Contract Value.
If:
      1. part or all of the contract value is withdrawn; or

      2. charges described herein are made against the contract value;

then a number of accumulation units from the variable subaccounts and an amount from the fixed account will be deducted to equal such amount. For withdrawals, deductions will be made from the fixed or variable subaccounts that you specify. Otherwise, the number of units from the variable subaccounts and the amount from the fixed account will be deducted in the same proportion that your interest in each bears to the total contract value.

Variable Account Contract Value
The variable account contract value at any time will be:

(1) the sum of the value of all variable subaccount accumulation units under this contract resulting from purchase payments so allocated, or transfers among the variable and fixed accounts; less

(2)   the value of any units deducted for charges or withdrawals.

Fixed Account Contract Value
The fixed account contract value at any time will be:

1. the sum of all purchase payments credited to the fixed account, plus interest credited; plus

2. any amounts transferred to the fixed account from any variable subaccount, plus interest credited; less

3. any amounts transferred from the fixed account to any variable subaccount; less

4.    any amounts deducted for charges or withdrawals.

Interest to be Credited
We will credit interest to the fixed account contract value. Interest will begin to accrue on the date the purchase payments which are received in our home office become available to us for use. Such interest will be credited at rates that we determine from time to time. However, we guarantee that the rate will not be less than a 3% effective annual interest rate.

PAGE 16
                           Contract Value (continued)

                       Table of Fixed Account Guaranteed
                                 Minimum Values
                           Per $2,000 Annual Payments
                       Allocated 100% to the Fixed Account
                      Based on the 3% Minimum Interest Rate

                               Guaranteed            Guaranteed
          End of                 minimum               minimum
        contract             fixed account          fixed account
          year              contract values       withdrawal values

            1                 $ 2,030.00             $ 1,886.00
            2                   4,120.90               3,853.14
            3                   6,274.53               5,903.49
            4                   8,492.76               8,038.96
            5                  10,777.55              10,261.49

            6                  13,130.87              12,593.09
            7                  15,554.80              15,039.18
            8                  18,051.44              17,575.04
            9                  20,622.99              20,186.59
           10                  23,271.68              22,880.69

           11                  25,999.83              25,659.81
           12                  28,809.82              28,518.41
           13                  31,704.11              31,466.36
           14                  34,685.24              34,499.50
           15                  37,755.80              37,623.58

           16                  40,918.47              40,835.21
           17                  44,176.02              44,139.54
           18                  47,531.30              47,521.93
           19                  51,017.24              51,017.24
           20                  54,607.76              54,607.76

If there are any additional payments, transfers to or from the variable subaccounts, withdrawals or premium tax adjustments, the above values will be adjusted as described in this contract.

Variable subaccount contract and withdrawal values are not guaranteed and cannot be projected.




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PAGE 17
Contract Administrative Charge
We charge a fee for establishing and maintaining our records for this contract. The charge is $30 per year and is deducted from the contract value at the end of each contract year. The charge deducted will be prorated among the variable subaccounts and the fixed account in the same proportion your interest in each bears to the total contract value.

We waive the annual contract  administrative  charge for any contract year where
the  contract  value   immediately  prior  to  the  deduction  of  the  contract
administrative charge is $50,000 or more.

We will also waive the annual contract administrative charge for any contract year where the contract value immediately prior to the deduction of the contract administrative charge is less than $2,000, if you are then making systematic investment plan payments.

If  you  fully  withdraw  this  contract,   we  deduct  the  full  $30  contract
administrative charge at the time of full withdrawal regardless of contract value.

The charge does not apply after settlement of this contract.

Premium Tax Charges
A charge will be made by us against the contract value of this contract for any premium taxes not previously deducted.

Transfers of Contract Values
While this contract is in force prior to the annuitization, transfers of contract values may be made as outlined below.

1. You may transfer all or a part of the values held in one or more of the variable subaccounts to another one or more of the variable subaccounts. Subject to item 2 below, you may also transfer values held in one or more of the variable subaccounts to the fixed account.

2. On or within the 30 days before or after a contract anniversary you may transfer values from the fixed account to one or more of the variable subaccounts. If such a transfer is made, no transfers from a variable subaccount to the fixed account may be made for six months.

You may make a transfer by written request. There is no fee or charge for these transfers. However, the minimum transfer amount is $500, or if less, the entire value in the subaccount or in the fixed account from which the transfer is being made, or other such minimum amounts agreed to by us. This transfer privilege may be suspended or modified by us at any time.

PAGE 18
                           FIXED AND VARIABLE ACCOUNTS

The Fixed Account
The fixed account is our general account. It is made up of all of our assets other than:

1.    those in the variable account; and
2.    those in any other segregated asset account.

The Variable Account
The variable account is a separate investment account of ours. It consists of several subaccounts which are named under Contract Data. We have allocated a part of our assets for this and certain other contracts to the variable account. Such assets remain our property. However, they may not be charged with the liabilities from any other business in which we may take part.

Investments of the Variable Account
Purchase payments applied to the variable account will be allocated as specified by the owner. Each variable subaccount will buy, at net asset value, shares of the fund shown for that subaccount under Contract Data or as later added or changed.

We may change the funds the variable subaccounts buy shares from if laws or regulations change, the existing funds become unavailable or, in the judgment of American Enterprise Life, the funds are no longer suitable for the subaccounts. If any of these situations occur, we would have the right to substitute funds other than those shown under Contract Data. We may also add additional subaccounts investing in other funds.

We would first seek approval of the Securities and Exchange Commission and, where required, the insurance regulator of the state where this contract is delivered.

Valuation of Assets
Fund shares in the variable subaccounts will be valued at their net asset value.

Variable Account Accumulation Units
The number of accumulation units for each of the variable accounts is found by adding the number of accumulation units resulting from:

1.    purchase payments allocated to the subaccount; and

2.    transfers to the subaccount;

and subtracting the number of accumulation units resulting from:

1.    transfers from the subaccount; and

2. withdrawals (including withdrawal charges) from the subaccount; and

3.    contract administrative charge deductions from the subaccount.

PAGE 19
                     FIXED AND VARIABLE ACCOUNTS (continued)

The number of accumulation units added or subtracted for each of the above transactions is found by dividing:

1.    the amount allocated to or deducted from the subaccount; by

2. the accumulation unit value for the subaccount for the respective valuation period during which we received the purchase payment or transfer value, or during which we deducted transfers, withdrawals, withdrawal charges or contract administrative charges.

Variable Account Accumulation Unit Value The value of an accumulation unit for each of the variable subaccounts was set at $1 when the first fund shares were bought. The value for any later valuation period is found as follows:

The accumulation unit value for each variable account for the last prior valuation period is multiplied by the net investment factor for the same subaccount for the next following valuation period. The result is the accumulation unit value. The value of an accumulation unit may increase or decrease from one valuation period to the next.

PAGE 20
                     FIXED AND VARIABLE ACCOUNTS (continued)

Net Investment Factor
The net investment factor is an index applied to measure the investment performance of a variable subaccount from one valuation period to the next. The net investment factor may be greater or less than one; therefore, the value of an accumulation unit may increase or decrease.

The net investment factor for any such subaccount for any valuation period is determined by: dividing (1) by (2) and subtracting (3) and (4) from the result. This is done where:

1.    is the sum of:

      a. the net asset value per share of the fund held in the variable subaccount determined at the end of the current valuation period; plus

      b. the per share amount of any dividend or capital gain distribution made by the fund held in the variable subaccount, if the "ex-dividend" date occurs during the current valuation period; and

2. is the net asset value per share of the mutual fund held in the variable subaccount, determined at the end of the last prior valuation period; and

3. is a factor representing the mortality and expense risk charge; and

4. is a factor representing the variable account administrative charge.

Mortality and Expense Risk Charge
In calculating accumulation unit values we will deduct a mortality and expense risk charge from the variable subaccounts equal, on an annual basis, to 1.25% of the daily net asset value. This deduction is made to compensate us for assuming the mortality and expense risks under contracts of this type. The deduction will be:

1.    made from each variable subaccount; and

2.    computed on a daily basis.

Variable Account Administrative Charge
In calculating accumulation unit values, we will deduct a variable account administrative charge from the variable subaccounts equal, on an annual basis, to 0.15% of the daily net asset value. This deduction is made to compensate us for certain administrative and operating expenses for contracts of this type. The deduction will be:

1.    made from each variable subaccount; and

2.    computed on a daily basis

PAGE 21
                     FIXED AND VARIABLE ACCOUNTS (continued)

Annuity Unit Value
The value of an annuity unit for each variable account was arbitrarily set at $1 when the first fund shares were bought. The value for any later valuation period is found as follows.

1. The annuity unit value for each variable account for the last prior valuation period is multiplied by the net investment factor for the account for the valuation period for which the annuity unit value is being calculated.

2. The result is multiplied by an interest factor. This is done to neutralize the assumed investment rate which is built into the annuity tables on page 18.

PAGE 22
                              WITHDRAWAL PROVISIONS

Withdrawal
By written request and subject to the rules below you may:

1.    withdrawal this contract for the total withdrawal value; or

2. partially withdrawal this contract for a part of the withdrawal value.

Rules for Withdrawal
All withdrawals will have the following conditions.

1. You must apply by written request or other method agreed to by us:

      a.    while this contract is in force; and

      b. before the earlier of beginning an annuity payment plan or the death of the annuitant or owner.

2. You must withdraw an amount equal to at least $500. Each variable subaccount value and the fixed account value after a partial withdrawal must be either $0 or at least $500.

3. The amount withdrawn, less any charges, will normally be mailed to you within seven days of the receipt of your written request and this contract, if required.

      For withdrawals from the fixed account, we have the right to defer payment to you for up to 6 months from the date we receive your request.

4. For partial withdrawals, if you do not specify from which account the withdrawal is to be made, the withdrawal will be made from the variable subaccounts and the fixed account in the same proportion as your interest in each bears to the contract value.

5. Any amounts withdrawn and charges which may apply cannot be repaid.

Upon withdrawal for the full withdrawal value this contract will terminate. We may require that you return the contract to us before we pay the full withdrawal value.

Withdrawal Value
The withdrawal value at any time will be:

1.    the contract value; minus

2.    the full $30 contract administrative charge; minus

3.    any withdrawal charge.

PAGE 23
                        Withdrawal Provisions (continued)

Withdrawal Charge
If you withdrawal all or part of your contract, you may be subject to a withdrawal charge. A withdrawal charge applies if all or part of the contract value you withdraw is from payments received during the six contract years before withdrawal. Refer to Waiver of Withdrawal Charges for situations when withdrawal charges are not deducted.

We determine your withdrawal charge by multiplying each of your payments by the applicable withdrawal charge percentage, and then adding the total withdrawal charges.

The withdrawal charge percentage depends on the number of contract years since you made the payment(s):

Contract Years From
Payment Receipt                     Withdrawal Charge Percentage
     1                                           8%
     2                                           7%
     3                                           6%
     4                                           5%
     5                                           4%
     6                                           2%
Thereafter                                       0%

PAGE 24
Waiver of Withdrawal Charges
Withdrawal charges are waived for all of the following.

1. Withdrawals during the year totaling up to 10% of your prior contract anniversary contract value.

2. Contract earnings - if any - in excess of the annual 10% free withdrawal amount.

3. Withdrawals made if both you and the annuitant were under age 76 on the contract date, and you provide proof satisfactory to us that, as of the date you request the withdrawal, you or the annuitant are confined to a hospital or nursing home, and have been for the prior 60 days.

      To qualify, the nursing home must:

      a. be licensed by an appropriate licensing agency to provide nursing care; and
      b.  provide 24-hour-a-day nursing services; and
      c.  have a doctor available for emergency situations; and
      d.  have a nurse on duty or on call at all times; and
      e.  maintain clinical records; and
      f.  have appropriate methods for administering drugs.

4. IRA required minimum distributions, for those amounts required to be distributed from this contract only.

5.    Annuity payment plan payments.

6. Payments made in the event of the death of the owner or annuitant.

Withdrawal Order
We use this order to determine withdrawal charges.

1. First, withdrawals up to 10% of your prior anniversary contract value not previously withdrawn during this contract year.(No withdrawal charge.)

2. Next, withdrawals are from contract earnings - if any - in excess of the annual 10% free withdrawal amount.(No withdrawal charge.)

3. Next, withdrawals are from purchase payments received seven or more contract years before the withdrawal and not previously withdrawn.(No withdrawal charge.)

4. Last, withdrawals are from purchase payments received in the six contract years before the withdrawal. There is a withdrawal charge on these payments.

PAGE 25
                        Withdrawal Provisions (continued)

Withdrawal Charge Calculation
We determine your withdrawal charge by multiplying each of your payments by the applicable withdrawal charge percentages, and then summing the total withdrawal charges.

For example, the withdrawal charge on a total withdrawal request for a contract with this history:

o The contract date is July 1, 1997 with a contract year of July 1 through June 30 and with an anniversary date of July 1 each year;

o We received these payments - $10,000 July 1, 1997, $8,000 December 31, 2003 and $6,000 February 20, 2005;

o The owner withdraws the contract for its total withdrawal value of $38,101 on August 5, 2007 and had not made any other withdrawals during that contract year;

o     The prior anniversary July 1, 2007 contract value was $38,488;

is calculated this way:

Withdrawal
Charge         Explanation
$  0           $3,848.80 is 10% of the prior anniversary account
               value withdrawn without withdrawal charge; and

$  0           $10,252.20 is contract earnings in excess of the 10%
               free withdrawal amount withdrawn without withdrawal charge.

$  0           $10,000 initial payment on 7-1-97 payment was
               received seven or more contract years before withdrawal, withdrawn without withdrawal charge;
               and

$320 $8,000 payment on 12-31-03 is in its fifth contract year from receipt, withdrawn with a 4% withdrawal charge; and

$300 $6,000 payment on 2-20-05 is in its fourth contract year from receipt, withdrawn with a 5% withdrawal charge; and
----
$620

Note: If you take a full withdrawal, the $30 contract administrative charge will be deducted in addition to any applicable withdrawal charge.

PAGE 26
                        WITHDRAWAL PROVISIONS (continued)

Suspension or Delay in Payment of Withdrawal We have the right to suspend or delay the date of any withdrawal payment from the variable subaccounts for any period:

1.    When the New York Stock Exchange is closed; or

2.    When trading on the New York Stock Exchange is restricted; or

3.    When an emergency exists as a result of which:

      a. disposal of securities held in the variable subaccounts is not reasonably practical; or

      b. it is not reasonably practical to fairly determine the value of the net assets of the variable subaccounts; or

4.    During any other period when the Securities and Exchange
      Commission, by order, so permits for the protection of security holders.

Rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions set forth in 2 and 3 exist.

PAGE 27
                               ANNUITY PROVISIONS

Annuitization
When annuitization occurs, the contract value will be applied to make annuity payments. The first payment will be made as of the retirement date. This date is shown under Contract Data. Before payments begin we will require satisfactory proof that the annuitant is alive. We may also require that you exchange this contract for a supplemental contract which provides the annuity payments.

Change of Retirement Date
You may change the retirement date shown for this contract. Tell us the new date by written request. If you select a new date, it must be at least 30 days after we receive your written request at our administrative office.

The maximum retirement date on an IRA contract is the later of:

1. the April 1 following the calendar year in which the annuitant attains age 70 1/2; or

2. such other date which satisfies the minimum distribution requirements under the Code, its regulations, and/or promulgations by the Internal Revenue Service; or

3.    such other date as agreed upon by us.

Notwithstanding the above, and for all non-qualified contracts, the maximum retirement date is the later of:

1.    the annuitant's 85th birthday; or

2.    the 10th contract anniversary.

Annuity Payment Plans
Annuity payments may be made on a fixed-dollar basis, a variable basis or a combination of both. You can schedule receipt of annuity payments according to one of the Plans A through E below or another plan agreed to by us.

If this is an IRA, any such plan will be calculated in accordance with the Code and must:

1. provide for payments over the life of the annuitant or over the life of the annuitant and a joint annuitant; or

2. provide for payments over a period which does not exceed the life expectancy of the annuitant and or the life expectancy of the annuitant and a joint annuitant; and

3. if selected by a nonspouse beneficiary, meet the minimum incidental death benefit requirements under the Code and all related laws and regulations which are then in effect.

PAGE 28
                         ANNUITY PROVISIONS (continued)

Plan A - This provides monthly annuity payments during the lifetime of the annuitant. No payments will be made after the annuitant dies.

Plan B - This provides monthly annuity payments during the lifetime of the annuitant with a guarantee by us that payments will be made for a period of at least five, 10 or 15 years. You must select the guaranteed period.

Plan C - This provides monthly annuity payments during the lifetime of the annuitant with a guarantee by us that payments will be made for a certain number of months. We determine the number of months by dividing the amount applied under this plan by the amount of the first monthly annuity payment.

Plan D - Monthly payments will be paid during the lifetime of the annuitant and a joint annuitant. When either the annuitant or the joint annuitant dies we will continue to make monthly payments during the lifetime of the survivor. No payments will be paid after the death of both the annuitant and joint annuitant.

Plan E - This provides monthly fixed dollar annuity payments for a period of years. The period of years may be no less than 10 nor more than 30.

You may select the plan by written request to us at least 30 days before the retirement date. If at least 30 days before the retirement date we have not received at our administrative office your written request to select a plan, we will make fixed-dollar payments according to Plan B with payments guaranteed for 10 years.

If the amount to be applied to a plan would not provide a monthly payment of at least $20, we have the right to change the frequency of the payment or to make a lump sum payment of the contract value.

PAGE 29
Fixed Annuity
A fixed annuity is an annuity with payments that are guaranteed by us as to dollar amount. Fixed annuity payments remain the same. At annuitization, the fixed account contract value will be applied to the applicable Annuity Table. This will be done in accordance with the Payment Plan chosen. The amount payable for each $1,000 so applied is shown in Table B on page 19.

Variable Annuity
A variable annuity is an annuity with payments which:

1.    are not predetermined or guaranteed as to dollar amount; and

2. vary in amount with the investment experience of the variable accounts.

Determination of First Variable Annuity Payment At annuitization, the variable account contract value will be applied to the applicable Annuity Table. This will be done:

1. on the valuation date on or next preceding the seventh calendar day before the retirement date; and

2. in accordance with the payment plan chosen. The amount payable for the first payment for each $1,000 so applied is shown in Table A on page 18.

Variable Annuity Payments After the First Payment Variable annuity payments after the first payment vary in amount. The amount changes with the investment performance of the variable accounts. The dollar amount of variable annuity payments after the first is not fixed. It may change from month to month. The dollar amount of such payments is determined as follows:

1. The dollar amount of the first annuity payment is divided by the value of an annuity unit as of the valuation date on or next preceding the seventh calendar day before the retirement date. This result establishes the number of annuity units for each monthly annuity payment after the first payment. This number of annuity units remains fixed during the annuity payment period.

2. The fixed number of annuity units is multiplied by the annuity unit value as of the valuation date on or next preceding the seventh calendar day before the date the payment is due. This result establishes the dollar amount of the payment.

We guarantee that the dollar amount of each payment after the first will not be affected by variations in expenses or mortality experience.

PAGE 30
                         Annuity Provisions (continued)

Exchange of Annuity Units
Annuity units of any variable account may be exchanged for units of any of the other variable accounts. This may be done no more than once a year. Once annuity payments start no exchanges may be made to or from any fixed annuity.

PAGE 31
                             Tables of Annuity Rates

Table A below shows the amount of the first monthly variable annuity payment, based on a 5% assumed investment return, for each $1,000 of value applied under any payment plan. The amount of the first and all subsequent monthly fixed dollar annuity payments for each $1,000 of value applied under any payment plan will be based on our fixed dollar Table of Settlement Rates in effect at annuitization. Such rates are guaranteed to be not less than those shown in Table B. The amount of such annuity payments under Plans A, B, and C will depend upon the sex and adjusted age of the annuitant at annuitization. The amount of such annuity payments under Plan D will depend upon the sex and the adjusted age of the annuitant and joint annuitant at annuitization. Adjusted age shall be equal to the age nearest birthday minus an "adjustment" depending on the calendar year of birth of the annuitant as follows:

Calendar
Year of
Annuitant's
Birth                        Adjustment

Prior to 1920                    0
1920 through 1924                1
1925 through 1929                2
1930 through 1934                3
1935 through 1939                4
1940 through 1944                5
1945 through 1949                6
1950 through 1959                7
1960 through 1969                8
1970 through 1979                9
1980 through 1989               10
   After 1989                   11

PAGE 32
                       Tables of Annuity Rates (continued)

  TABLE A  Dollar Amount of First Monthly Variable Annuity Payment Per $1,000 Applied
         PLAN A                     PLAN B                      PLAN C               PLAN D - Joint and Survivor
                                                                                   Adjusted Age of Joint Annuitant
         Life         5 Years       10 Years      15 Years      With          Adj.
  Adj.   Income       Certain       Certain       Certain       Refund        Male   10 years  5 years   Same   5 years   10 years
  Age*   M      F     M       F     M       F     M       F     M      F      Age*   Younger   Younger   Age    Older     Older
  -----------------------------------------------------------------------------------------------------------------------------
  45     5.16   4.87  5.15    4.87  5.12    4.86  5.07    4.84  5.06   4.82   45     4.45      4.54      4.63   4.72      4.81
  46     5.21   4.91  5.20    4.91  5.17    4.90  5.12    4.88  5.11   4.86   46     4.47      4.56      4.66   4.76      4.85
  47     5.28   4.96  5.26    4.96  5.23    4.94  5.17    4.92  5.16   4.91   47     4.50      4.59      4.69   4.80      4.90
  48     5.34   5.01  5.33    5.00  5.29    4.99  5.23    4.96  5.21   4.95   48     4.52      4.62      4.73   4.84      4.94
  49     5.41   5.06  5.39    5.05  5.35    5.04  5.28    5.01  5.27   4.99   49     4.55      4.65      4.76   4.88      5.00

  50     5.48   5.12  5.46    5.11  5.41    5.09  5.34    5.06  5.33   5.04   50     4.57      4.68      4.80   4.93      5.05
  51     5.55   5.17  5.53    5.17  5.48    5.14  5.40    5.11  5.39   5.09   51     4.60      4.72      4.85   4.98      5.11
  52     5.63   5.23  5.61    5.23  5.55    5.20  5.46    5.16  5.46   5.15   52     4.63      4.75      4.89   5.03      5.17
  53     5.71   5.30  5.69    5.29  5.63    5.26  5.53    5.22  5.53   5.20   53     4.66      4.79      4.94   5.09      5.23
  54     5.80   5.37  5.77    5.36  5.70    5.33  5.60    5.28  5.60   5.26   54     4.70      4.84      4.99   5.15      5.30

  55     5.89   5.44  5.86    5.43  5.79    5.40  5.67    5.34  5.68   5.33   55     4.73      4.88      5.04   5.21      5.38
  56     5.99   5.52  5.96    5.51  5.88    5.47  5.74    5.40  5.76   5.39   56     4.77      4.93      5.10   5.28      5.46
  57     6.10   5.60  6.06    5.59  5.97    5.54  5.82    5.47  5.84   5.47   57     4.81      4.98      5.16   5.35      5.54
  58     6.21   5.69  6.17    5.68  6.07    5.62  5.90    5.54  5.94   5.54   58     4.85      5.03      5.23   5.43      5.63
  59     6.33   5.79  6.29    5.77  6.17    5.71  5.98    5.62  6.03   5.62   59     4.90      5.09      5.30   5.52      5.73

  60     6.46   5.89  6.42    5.87  6.28    5.80  6.07    5.69  6.13   5.70   60     4.94      5.15      5.37   5.61      5.83
  61     6.60   6.00  6.55    5.97  6.40    5.90  6.16    5.78  6.24   5.79   61     5.00      5.21      5.45   5.70      5.95
  62     6.75   6.11  6.69    6.08  6.52    6.00  6.25    5.86  6.36   5.89   62     5.05      5.28      5.54   5.81      6.07
  63     6.91   6.23  6.84    6.20  6.64    6.11  6.34    5.95  6.48   5.99   63     5.11      5.35      5.63   5.92      6.20
  64     7.09   6.37  7.01    6.33  6.78    6.22  6.43    6.04  6.61   6.10   64     5.17      5.43      5.73   6.04      6.34

  65     7.27   6.51  7.18    6.47  6.91    6.34  6.52    6.14  6.74   6.21   65     5.23      5.52      5.83   6.17      6.49
  66     7.47   6.66  7.36    6.61  7.06    6.47  6.62    6.24  6.88   6.33   66     5.30      5.61      5.95   6.30      6.65
  67     7.68   6.82  7.56    6.77  7.21    6.60  6.71    6.34  7.04   6.46   67     5.38      5.70      6.07   6.45      6.82
  68     7.91   7.00  7.76    6.93  7.36    6.74  6.81    6.44  7.19   6.60   68     5.46      5.80      6.20   6.61      7.01
  69     8.15   7.19  7.98    7.11  7.52    6.89  6.90    6.54  7.36   6.74   69     5.54      5.92      6.34   6.79      7.21

  70     8.41   7.39  8.21    7.31  7.68    7.04  6.98    6.65  7.54   6.90   70     5.63      6.03      6.49   6.97      7.42
  71     8.69   7.62  8.46    7.51  7.84    7.21  7.07    6.75  7.73   7.06   71     5.73      6.16      6.65   7.17      7.66
  72     8.99   7.86  8.71    7.74  8.01    7.38  7.15    6.86  7.92   7.24   72     5.84      6.30      6.83   7.39      7.90
  73     9.31   8.12  8.98    7.98  8.18    7.56  7.23    6.96  8.13   7.42   73     5.95      6.44      7.02   7.62      8.17
  74     9.65   8.41  9.27    8.23  8.35    7.74  7.30    7.06  8.35   7.63   74     6.07      6.60      7.22   7.87      8.46

  75    10.02   8.72  9.57    8.51  8.52    7.93  7.37    7.15  8.58   7.84   75     6.19      6.77      7.44   8.14      8.77
------------------------------------------------------------------------------------------------------------------------------
* Adjusted age of annuitant.      M = Male    F = Female
------------------------------------------------------------------------------------------------------------------------------

Table A above is based on the "1983 Individual Annuitant Mortality Table A." Annuity rates for any age, or any combination of age and sex not shown above, will be calculated on the same basis as those rates shown in the table above. Such rates will be furnished by us upon request.

PAGE 33
                                        Tables of Annuity Rates (continued)

  TABLE B  Dollar Amount of Each Monthly Fixed Dollar Annuity Payment Per $1,000 Applied
         PLAN A                     PLAN B                      PLAN C               PLAN D - Joint and Survivor
                                                                                Adjusted Age of Female Joint Annuitant
         Life         5 Years       10 Years      15 Years      With          Adj
  Adj.   Income       Certain       Certain       Certain       Refund        Male   10 Years  5 Years   Same   5 Years   10 Years
  Age*   M      F     M       F     M       F     M       F     M      F      Age*   Younger   Younger   Age    Older     Older
  -----------------------------------------------------------------------------------------------------------------------------
  45     3.93   3.63  3.92    3.63  3.90    3.63  3.87    3.61  3.80   3.57   45     3.17      3.28      3.39   3.50      3.61
  46     3.99   3.68  3.98    3.68  3.96    3.67  3.92    3.66  3.85   3.61   46     3.20      3.31      3.43   3.55      3.66
  47     4.05   3.73  4.05    3.73  4.02    3.72  3.98    3.71  3.90   3.66   47     3.23      3.35      3.47   3.59      3.71
  48     4.12   3.79  4.11    3.79  4.09    3.77  4.04    3.76  3.96   3.70   48     3.26      3.38      3.51   3.64      3.76
  49     4.19   3.84  4.18    3.84  4.15    3.83  4.10    3.81  4.01   3.75   49     3.29      3.42      3.56   3.69      3.82

  50     4.27   3.90  4.26    3.90  4.22    3.89  4.17    3.86  4.08   3.80   50     3.32      3.46      3.60   3.75      3.88
  51     4.34   3.97  4.33    3.96  4.29    3.95  4.23    3.92  4.14   3.86   51     3.36      3.50      3.65   3.80      3.94
  52     4.43   4.03  4.41    4.03  4.37    4.01  4.30    3.98  4.20   3.91   52     3.39      3.54      3.70   3.86      4.01
  53     4.51   4.10  4.50    4.10  4.45    4.08  4.37    4.04  4.27   3.97   53     3.43      3.59      3.76   3.93      4.08
  54     4.60   4.18  4.59    4.17  4.54    4.15  4.45    4.11  4.35   4.03   54     3.47      3.64      3.82   3.99      4.16

  55     4.70   4.25  4.68    4.25  4.62    4.22  4.53    4.18  4.42   4.10   55     3.51      3.69      3.88   4.06      4.23
  56     4.80   4.34  4.78    4.33  4.72    4.30  4.61    4.25  4.50   4.17   56     3.56      3.74      3.94   4.14      4.32
  57     4.91   4.42  4.89    4.41  4.82    4.38  4.69    4.32  4.58   4.24   57     3.60      3.80      4.01   4.22      4.41
  58     5.03   4.52  5.00    4.50  4.92    4.47  4.78    4.40  4.67   4.31   58     3.65      3.86      4.08   4.30      4.51
  59     5.15   4.61  5.12    4.60  5.03    4.56  4.87    4.48  4.76   4.39   59     3.70      3.92      4.15   4.39      4.61

  60     5.28   4.72  5.25    4.70  5.14    4.66  4.96    4.57  4.86   4.48   60     3.76      3.99      4.24   4.49      4.72
  61     5.42   4.83  5.39    4.81  5.26    4.76  5.06    4.66  4.96   4.56   61     3.81      4.06      4.32   4.59      4.83
  62     5.57   4.95  5.53    4.93  5.39    4.86  5.16    4.75  5.07   4.66   62     3.87      4.13      4.41   4.70      4.96
  63     5.74   5.07  5.69    5.05  5.52    4.98  5.26    4.85  5.19   4.75   63     3.94      4.21      4.51   4.81      5.09
  64     5.91   5.21  5.85    5.18  5.66    5.10  5.36    4.95  5.30   4.86   64     4.00      4.29      4.61   4.94      5.24

  65     6.10   5.35  6.03    5.32  5.81    5.22  5.46    5.05  5.43   4.97   65     4.07      4.38      4.72   5.07      5.39
  66     6.29   5.51  6.21    5.47  5.96    5.36  5.56    5.16  5.56   5.08   66     4.15      4.48      4.84   5.21      5.55
  67     6.50   5.67  6.41    5.63  6.11    5.50  5.66    5.26  5.70   5.20   67     4.23      4.58      4.97   5.36      5.73
  68     6.73   5.85  6.62    5.80  6.28    5.65  5.76    5.37  5.85   5.33   68     4.31      4.69      5.10   5.53      5.92
  69     6.97   6.04  6.84    5.98  6.44    5.80  5.86    6.49  6.00   5.47   69     4.40      4.80      5.25   5.70      6.12

  70     7.23   6.25  7.07    6.18  6.61    5.96  5.96    6.60  6.16   5.61   70     4.50      4.93      5.40   5.89      6.34
  71     7.51   6.47  7.32    6.39  6.78    6.14  6.05    6.71  6.33   5.76   71     4.60      5.06      5.57   6.10      6.57
  72     7.80   6.71  7.58    6.62  6.96    6.31  6.14    6.83  6.51   5.93   72     4.71      5.20      5.75   6.31      6.82
  73     8.12   6.97  7.85    6.86  7.14    6.50  6.23    6.94  6.70   6.10   73     4.83      5.35      5.94   6.55      7.09
  74     8.45   7.26  8.14    7.12  7.32    6.69  6.31    6.04  6.90   6.28   74     4.95      5.51      6.15   6.80      7.37

  75     8.82   7.56  8.44    7.39  7.49    6.89  6.38    7.14  7.11   6.48   75     5.08      5.68      6.37   7.07      7.68
------------------------------------------------------------------------------------------------------------------------------
* Adjusted age of annuitant.      M = Male    F = Female
------------------------------------------------------------------------------------------------------------------------------

Table B above is based on the "1983 Individual Annuitant Mortality Table A" assuming a 3% annual effective interest rate. Annuity rates for any age, or any combination of age and sex not shown above, will be calculated on the same basis as those rates shown in the table above. Such rates will be furnished by us upon request. Amounts shown in the Table below are based on assuming a 3% annual effective interest rate.


PLAN E Dollar Amount of Each Monthly Fixed Dollar Annuity Payment Per $1,000 Applied

             Years            Monthly           Years             Monthly             Years             Monthly
             Payable          Payment           Payable           Payment             Payable           Payment
             -------          -------           -------           -------             -------           -------
               10           $  9.61               17            $  6.23                 24            $  4.84
               11              8.86               18               5.96                 25               4.71
               12              8.24               19               5.73                 26               4.59
               13              7.71               20               5.51                 27               4.47
               14              7.26               21               5.32                 28               4.37
               15              6.87               22               5.15                 29               4.27
               16              6.53               23               4.99                 30               4.18
-------------------------------------------------------------------------------------------------------------

PAGE 34
Deferred Annuity Contract

American                              Administrative Offices:
Express                               80 South Eighth Street
                                      P.O. Box 534
American                              Minneapolis, MN  55440
Enterprise
Life

o  Flexible Purchase Payments
o Optional Fixed Dollar or Variable Accumulation Values and Annuity Payments
o  Annuity Payments to Begin on the Retirement Date
o  This Contract is Nonparticipating - Dividends Are Not Payable